PR Contact	IR Contact
Mitchell Simmons	Chris Witty / Jody Burfening
Rubenstein PR	Lippert/Heilshorn & Associates
msimmons@rubensteinpr.com	cwitty@lhai.com
(212) 843-8364	(212) 838-3777

FOR IMMEDIATE RELEASE

GlobalOptions Group Announces First Quarter Results
Recent Acquisitions & Organic Growth Position Company for $100 Million Revenue Run Rate

NEW YORK, May 15, 2007 - GlobalOptions Group, Inc. (OTCBB: GOPG), a leading provider of domestic and international risk management services, today announced results for the first quarter ended March 31, 2007.

Revenue for the first quarter was $21.4 million, as compared with $6.2 million for the same period in 2006 and $17.3 million in the fourth quarter. This increase, both sequentially and year-over-year, was due to organic growth along with the impact from the company’s acquisitions, consisting of James Lee Witt Associates in March, 2006; SafirRosetti and Secure Source, both completed in May, 2006; Hyperion Risk, completed in early August, 2006; On Line Consulting, finalized in January, 2007; and Bode Technology and FACTICON, both acquired in early March, 2007. On a pro forma basis, as if all acquisitions had been completed prior to January 1, 2007, revenue for the first quarter was approximately $24.6 million. The company’s operating loss for the quarter was $(2.8) million, versus an operating loss of $(1.1) million for the first quarter of last year. Net loss for the first quarter was $(2.5) million, or $(0.88) per share, versus a net loss of $(1.2) million, or $(0.67) per share, for the first quarter of 2006. The company’s weighted average common shares outstanding rose to 2.8 million for the period versus 1.8 million last year.

“This quarter saw GlobalOptions bring together three new operating units that put us on track to break the $100 million revenue run-rate mark,” said Dr. Harvey W. Schiller, Chairman and CEO of GlobalOptions Group. “Bode Technology, FACTICON, and On Line Consulting have been integrated into our existing operations and strengthened the breadth of security and investigative services offered as demand continues to rise in an unstable world.”

“GlobalOptions is uniquely positioned to provide risk mitigation and continuity solutions that address a wide range of threats and concerns, and our recent awards confirm that - from the Lyondell Chemical security advisory contract to managing the fraud claims process at Midwest Insurance and providing disaster planning services for George Mason University. We believe 2007 looks to be a year of substantial growth for the company, and we remain committed to increasing organic revenue through cross-selling, appropriate staff additions, actively participating in important trade shows and industry conferences such as RIMS and the Florida Governor’s Hurricane Conference, and hosting customer events that highlight our growing capabilities - greatly enhanced with the addition of Bode Technology. While focusing on organic revenue growth, we look to improve margins across the board this year.”

Conference Call
GlobalOptions Group will host an earnings conference call at 10:00 a.m. Eastern on May 15, 2007 for the first quarter ended March 31, 2007. During the call, Dr. Harvey Schiller, Chairman and Chief Executive Officer, and Jeff Nyweide, Chief Financial Officer, will discuss the Company’s quarterly performance and financial results. The telephone number for the conference call is 888-634-9408. A live webcast of the call will also be available on the company's website, www.GlobalOptions.com.

The webcast will be archived on the site, and investors will be able to access an encore recording of the conference call for one week by calling 800-642-1687, conference ID #7427689. The encore recording will be available two hours after the conference call has concluded.

About GlobalOptions Group, Inc.
GlobalOptions Group, with main offices in New York and Washington D.C., is a provider of high-end risk assessment and mitigation services to Fortune 1000 corporations, governmental organizations and high-profile individuals throughout the world. GlobalOptions Group’s services currently include risk management and security, investigations and litigation support, and crisis management. These engagements take GlobalOptions Group staff around the world and are typically highly-sensitive engagements where GlobalOptions Group is interacting with senior leaders in corporations and governments. Its overall mission is to identify, evaluate, assess, prevent and correct issues that may threaten people, organizations or strategic initiatives for corporations or governments. www.globaloptions.com

Statements in this press release regarding the company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties including the successful integration of the acquired businesses, projected financial information, and the continued successful implementation of the company’s business strategy.

Certain of these risks and uncertainties will be described in greater detail in GlobalOptions Group’s filings with the Securities and Exchange Commission. GlobalOptions Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

# # #

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheet
March 31, 2007
(Unaudited)

ASSETS
Current assets:

Cash and cash equivalents	$3,628,553
Accounts receivable, net of allowance for doubtful accounts of $2,372,901	32,996,952
Inventories	2,621,307
Prepaid expenses and other current assets	510,553

Total current assets	39,757,365

Property and equipment, net	5,161,528
Intangible assets, net	8,553,520
Goodwill	22,892,921
Security deposits and other assets	361,497

Total assets	$76,726,831

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable for acquisitions	$1,459,608
Due to former members of JLWA for earnout	6,447,875
Accounts payable	6,950,123
Deferred revenues	344,319
Accrued compensation and related benefits	2,741,271
Other current liabilities	2,714,489

Total current liabilities	20,657,685

Long term liabilities:
Notes payable for acquisitions, less current portion	641,705
Deferred rent obligations	281,630
Total long term liabilities	923,335

Total liabilities	21,581,020

Commitments

Stockholders' equity:
Preferred stock, $0.001 par value, 14,924,000 shares authorized, no shares issued or outstanding	-

Series A convertible preferred stock, voting, $0.001 par value, 16,000 shares authorized, 6,330 shares issued and outstanding, liquidation preference $6,330,000	6

Series B convertible preferred stock, voting, $0.001 par value, 60,000 shares authorized, 53,073 shares issued and outstanding, liquidation preference $53,073,000	53

Common stock, $0.001 par value; 100,000,000 shares authorized; 2,984,514 shares issued and outstanding	2,983

Additional paid-in capital	82,307,831

Accumulated deficit	(27,165,062)

Total stockholders' equity	55,145,811

Total liabilities and stockholders' equity	$76,726,831

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements Of Operations
(Unaudited)

	For the Three Months Ended March 31,
	2007	2006

Revenues	$21,387,980	$6,234,825

Cost of revenues	11,529,622	3,344,155
Gross profit	9,858,358	2,890,670

Operating expenses:

Selling and marketing	2,384,578	814,431

General and administrative	10,289,740	3,127,034

Total operating expenses	12,674,318	3,941,465

Loss from operations	(2,815,960)	(1,050,795)

Other income (expense):

Interest income	238,037	-

Interest expense	(25,902)	(181,749)

Other income	100,000	-

Other income (expense), net	312,135	(181,749)

Net loss	$(2,503,825)	$(1,232,544)

Basic and diluted net loss per share	$(0.88)	$(0.67)

Weighted average number of common shares outstanding - basic and diluted	2,843,945	1,835,230